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                                                                     EXHIBIT 5.1

                                VINSON & ELKINS
                                ATTORNEYS AT LAW              DRAFT June 8, 1998

                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760
                            TELEPHONE (713) 758-2222
                               FAX (713) 758-2346
WRITER'S TELEPHONE                                                  WRITER'S FAX
  (713) 758-2222                                                  (713) 758-2346

                                 June ___, 1998


NATCO Group Inc.
Brookhollow Central III
2950 North Loop West, Suite 750
Houston, Texas 77092

Ladies and Gentlemen:

         We are acting as counsel for NATCO Group Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale by the Company and Capricorn Investors, L.P. (the "Selling Stockholder") to the Underwriters (the "Underwriters"), pursuant to the prospectus forming a part of a Registration Statement on Form S-1, File No. 333-48851, originally filed with the Securities and Exchange Commission on March 30, 1998 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement"), of an aggregate of ___________ shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, together with a maximum of __________ shares of Common Stock which may be sold to the Underwriters pursuant to the over-allotment option provided in the Underwriting Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

         We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act of 1933, as amended. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

         In connection with the opinion expressed herein, we have examined, among other things, the Amended and Restated Certificate of Incorporation and the bylaws of the Company, as amended and restated, the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, the Registration Statement and the form of Underwriting Agreement to be executed among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, Smith Barney Inc. and Simmons & Company International, as Representatives of the several Underwriters. We have also reviewed such questions of law as we have deemed necessary or appropriate.



HOUSTON    DALLAS    WASHINGTON, D.C.    AUSTIN    MOSCOW    LONDON    SINGAPORE

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NATCO Group Inc.
Page 2
June ___, 1998

         Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock proposed to be issued and sold by the Company to the Underwriters have been validly authorized for issuance and, upon the issuance and delivery thereof in accordance with the provisions of the Underwriting Agreement (assuming that it is executed in the form reviewed by us), and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable and (ii) the shares of Common Stock proposed to be sold by the Selling Stockholder to the Underwriters, when they were issued to the Selling Stockholder, were duly authorized, validly issued and fully paid and nonassessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware.

         We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                         Very truly yours,



                                         VINSON & ELKINS L.L.P.
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                                                                   EXHIBIT 10.11
                                                                  DRAFT: 5/20/98

                             STOCKHOLDERS' AGREEMENT


         This Stockholders' Agreement (this "Agreement") is made on the _____ day of May, 1998 by and among Capricorn Investors, L.P., a Delaware limited partnership ("Cap I"), Capricorn Investors II, L.P., a Delaware limited partnership ("Cap II"), and NATCO Group Inc., a Delaware corporation (the "Company") and shall become effective on the Effective Date (as defined herein).

                                R E C I T A L S:

         Cap I and Cap II own 5,563,667 shares (68.3%) and 2,582,259 shares (31.7%), respectively, of the Company's outstanding Common Stock, par value $0.01 per share (the "Common Stock").

         Cap I, Cap II and the Company entered into a Stockholders' Agreement dated as of June 30, 1997 (the "Original Stockholders' Agreement").

         Cap I, Cap II and the Company desire to terminate the Original Shareholders' Agreement and to enter into this Agreement to provide for the nomination of certain directors of the Company.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  "Agreement", "hereof", "hereunder", and words of similar import shall refer to this Stockholders' Agreement, as it may be amended from time to time.

                  "Board of Directors" shall mean the Board of Directors of the Company.

                  "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as amended and restated from time to time.

                  "Class II Director" means a director of the Company who has been elected to the Board of Directors as a member of the second class of directors pursuant to Article Thirteenth of the Certificate of Incorporation.

                  "Class III Director" means a director of the Company who has been elected to the Board of Directors as a member of the third class of directors pursuant to Article Thirteenth of the Certificate of Incorporation.

                  "Class III Election Date" shall mean the date on which members of the third class of the Board of Directors stand for election in accordance with the Certificate of Incorporation.

                  "Company" shall mean NATCO Group Inc., a Delaware corporation.



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                  "Effective Date" shall mean the date on which the Registration
Statement of the Company on Form S-1 (File No. 333-48851) filed in connection with the initial public offering of the Common Stock shall have been declared effective by the Securities and Exchange Commission.

                  "Qualification Date" shall mean the date that is one hundred twenty (120) days prior to the first anniversary of the date that the proxy statement was first delivered to the stockholders of the Company in connection with the annual meeting of the stockholders of the Company for the year prior to the year in which the annual meeting is being held, except that if no proxy statement was released to the stockholders of the Company in connection with the annual meeting of the stockholders of the Company for the prior year, the date that is one hundred fifty (150) days prior to the date of the annual meeting of the stockholders of the Company.

                  "Qualified Nominee" shall mean any individual who has not, in the five years preceding the date of the annual meeting of the stockholders at which such individual is running for a position on the Board of Directors, been:
(i) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses),
(ii) the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction permanently or temporarily enjoining such individual from engaging in any type of business practice or engaging in any activity in connection with the purchase or sale of any security, or (iii) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and such judgment or finding has not been subsequently reversed or vacated.

         2.       Termination of Original Stockholders' Agreement.

         The parties hereby terminate the Original Stockholders' Agreement effective as of the Effective Date and agree that the force and effect of each provision of the Original Stockholders' Agreement and all rights and obligations arising thereunder are hereby terminated and revoked as of the date hereof and that none of the parties hereto shall have any liabilities or obligations to the other parties hereto or any other parties as a result of such termination of the Original Stockholders' Agreement.

         3.       Nomination of Directors.

         (a) For so long as Cap I and Cap II own an aggregate of twenty percent (20%) or more of the outstanding Common Stock as of the relevant Qualification Date, the Company, acting through its Board of Directors, shall, subject to the other provisions of this Agreement, be obligated to nominate for election to the Board of Directors, as members of the slate of nominees for election to the Board of Directors proposed by the management of the Company in its proxy statement at each annual meeting of stockholders of the Company (or special meeting in lieu thereof) at which Class III Directors are to be elected, one Qualified Nominee designated by Cap I and one Qualified Nominee designated by Cap II, each as a Class III Director.

         (b) If the number of Class III Directors is increased to more than two
(2), the Company shall only be obligated to nominate the two Qualified Nominees so designated by Cap I and Cap II for such class.


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         (c) Upon the occurrence of a vacancy in the Board of Directors that results from the removal or resignation of a designee of either Cap I or Cap II, the Company, acting through its Board of Directors, shall be obligated to elect a Qualified Nominee designated by Cap I or Cap II, as the case may be, to fill such vacancy.

         (d) If Cap I or Cap II shall not continue to own of record at least five percent (5%) of the outstanding Common Stock on any Qualification Date, the rights of such limited partnership under Section 3(a) shall be exercised by the limited partnership that continues to own more than five percent (5%) of the outstanding Common Stock.

         (e) Cap I and Cap II shall notify the Company in writing of their designees to the Board of Directors no later than thirty (30) days after the Qualification Date in the case of Section 3(a) above and no later than ten (10) days after the occurrence of a vacancy in the case of Section 3(c) above.

         (f) The Company, upon receipt of the notice of the designees of Cap I and Cap II pursuant to Section 3(a), shall use all reasonable efforts to solicit proxies from its stockholders in favor of the election of such designees.

         (g) The Company shall not be obligated to nominate, or solicit proxies from its stockholders in favor of the election of, any individual that is not a Qualified Nominee.

         4.       Covenant Regarding Class III Directors.

         The Company covenants and agrees that it shall not reduce the number of Class III Directors to less than two (2) by amendment of the Certificate of Incorporation or bylaws of the Company or otherwise during the term of this Agreement.

         5.       Specific Performance.

         The parties hereto each acknowledge and agree that, in the event of any breach of this Agreement, each non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that such parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the United States District Court for the Southern District of New York, or, if such court would not have jurisdiction for such action, in any court of the United States or any state having subject matter jurisdiction. The parties hereto each consent to personal jurisdiction in any such action brought in the United States District Court for the Southern District of New York. In no event shall the Company be obligated to violate the federal securities laws of the United States, the Certificate of Incorporation or the Bylaws of the Company in order to perform any of its obligations under this Agreement.

         6.       Entire Agreement; Amendments.

         This Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, warranties, covenants,



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



or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings among the parties with respect to its subject matter. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         7.       Interpretation.

         The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.       Notice.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or transmitted by telex, telegram or facsimile transmission to the other party or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  To the Company:      NATCO Group Inc.
                                       Brookhollow Central III
                                       2950 North Loop West, Suite 700
                                       Houston, Texas  77092
                                       Attn:         Nathaniel A. Gregory
                                                     Chairman of the Board
                                                     and Chief Executive Officer
                                       Telecopy No.: (713) 683-7841

                  To Cap I:            Capricorn Holdings, L.L.C.
                                       30 East Elm Street
                                       Greenwich, Connecticut 06830
                                       Attention:    Manager
                                       Telecopy No.: (203) 861-6671

                  To Cap II:           Capricorn Holdings, L.L.C.
                                       30 East Elm Street
                                       Greenwich, Connecticut 06830
                                       Attention:    Manager
                                       Telecopy No.: (203) 861-6671

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications hereunder shall be effective when actually received by the addressee.



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         9.       Termination.

         This Agreement shall terminate in its entirety on the earlier to occur of (i) the tenth anniversary hereof, and (ii) the date on which Cap I and Cap II own, in the aggregate, less than twenty percent (20%) of the outstanding Common Stock.

         10.      Governing Law.

         This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof which might refer such interpretation to the laws of a different state or jurisdiction.

         11.      Counterparts.

         This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.


                                      NATCO GROUP INC.


                                      By:
                                          --------------------------------------
                                          Nathaniel A. Gregory
                                          Chairman and Chief Executive Officer


                                      CAPRICORN INVESTORS, L.P.

                                      By: Capricorn Holdings, G.P.,
                                          its general partner


                                          By: Winokur Holdings, Inc.,
                                              its general partner


                                          By:
                                              ----------------------------------
                                              Herbert S. Winokur, Jr.
                                              President


                                      CAPRICORN INVESTORS II, L.P.

                                      By: Capricorn Holdings, LLC,
                                          its general partner


                                          By:
                                              ----------------------------------
                                              Herbert S. Winokur, Jr.
                                              Manager